UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ____________________

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2015

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

521 Railroad Avenue

Suisun City, California 94585

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 421-1300

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

From September 11, 2015 through December 11, 2015, WPCS International Incorporated (the “Company”) issued 73,546 shares of its common stock, par value $0.0001 per share (“Common Stock”), in transactions that were not registered under the Securities Act of 1933. The shares of Common Stock were issued upon the conversion of shares of Series G-1 and Series H Convertible Preferred Stock in reliance upon the exemption from registration in Section 3(a)(9) of the Securities Act of 1933.

On August 1, 2015, the Company entered into an engagement letter with an investment bank to provide investment banking services for a period of twelve (12) months, which may be extended by mutual consent of the parties.  The Company agreed to pay a $7,500 monthly fee to the investment bank payable in shares of Common Stock, calculated based on the closing bid price of the Common Stock on the trading day immediately prior to date payment is due.  On each date of payment, the Common Stock is issued in reliance upon the exemption from registration in Section 4(a)(2) of the Securities Act of 1933.  The shares issued for the payments due for the period from September 11, 2015 through December 11, 2015 were 20,483 and the total shares issued under this agreement to date is 25,321.

As of December 11, 2015, the Company has 2,565,915 shares of Common Stock outstanding.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: December 11, 2015	By:	/s/ Sebastian Giordano
	Name:	Sebastian Giordano
	Title:	Interim Chief Executive Officer